                                                                   EXHIBIT 25.9



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                         Bank One, National Association
              (Exact name of trustee as specified in its charter)

     A National Banking Association               36-0899825
                                                  (I.R.S. employer
                                                  identification number)

     1 Bank One Plaza, Chicago, Illinois          60670-0126
     (Address of principal executive offices)     (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0126
                         Chicago, Illinois 60670-0126
 Attn:  John R. Prendiville, Corporate Trust Services Division (312) 661-5223
           (Name, address and telephone number of agent for service)

                         _____________________________

                      The Bank of New York Company, Inc.
              (Exact name of obligor as specified in its charter)

     New York                                     13-2614959
     (State or other jurisdiction of              (I.R.S. employer
     incorporation or organization)               identification number)


     One Wall Street
     New York, New York                           10286
     (Address of principal executive offices)     (Zip Code)

                    Guarantee of Preferred Debt Securities
                               Of BNY Capital VI
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 21st day of May, 2001.


            Bank One, National Association,
            Trustee

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                May 21, 2001


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of a guarantee between The Bank of New York Company, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         Bank One, National Association

                         By   /s/ John R. Prendiville
                              John R. Prendiville
                              Vice President

                                   EXHIBIT 7

Legal Title of Bank:          Bank One, NA                       Call Date: 12/31/00  ST-BK: 17-1630 FFIEC 031
Address:                      1 Bank One Plaza, Ste 0303                                             Page RC-1
City, State  Zip:             Chicago, IL 60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                Dollar Amounts in thousands     C400
                                                                                                            --------
                                                                                   RCFD    BIL MIL THOU
                                                                                   ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                   RCFD
                                                                             ----
    a.  Noninterest-bearing balances and currency and coin(1)..............  0081        5,462,1701.a
    b.  Interest-bearing balances(2).......................................  0071        5,170,2421.b
2.  Securities
    a.  Held-to-maturity securities(from Schedule RC-B, column A)..........  1754                 0           2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D).......  1773        12,523,350           2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                   1350        16,069,589           3.
4.  Loans and lease financing receivables:                                   RCFD
    a. Loans and leases, net of unearned income (from Schedule               ----
    RC-C)..................................................................  2122        55,190,023           4.a
    b. LESS: Allowance for loan and lease losses...........................  3123         1,218,923
    c. LESS: Allocated transfer risk reserve...............................  3128                 0           4.c
    d. Loans and leases, net of unearned income, allowance, and              RCF
                                                                             ---
      reserve (item 4.a minus 4.b and 4.c).................................  2125        53,971,100           4.d
5.  Trading assets (from Schedule RD-D)....................................  3545         2,521,374           5.
6.  Premises and fixed assets (including capitalized leases)...............  2145           567,098           6.
7.  Other real estate owned (from Schedule RC-M)...........................  2150               963           7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).........................................  2130           409,736           8.
9.  Customers' liability to this bank on acceptances outstanding...........  2155           340,763           9.
10. Intangible assets (from Schedule RC-M).................................  2143           202,851           10.
11. Other assets (from Schedule RC-F)......................................  2160         3,989,302           11.
12. Total assets (sum of items 1 through 11)...............................  2170       101,228,538           12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Bank One, NA                       Call Date:  12/31/00 ST-BK: 17-1630 FFIEC 031
031
Address:                 1 Bank One Plaza, Ste 0303                                         Page RC-2
City, State  Zip:        Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                                                                  Dollar Amounts in
                                                                                                      Thousands
                                                                                                      ---------
LIABILITIES
13.   Deposits:
      a.  In domestic offices (sum of totals of columns A and C                     RCON
                                                                                    ----
          from Schedule RC-E, part 1)..........................................     2200           26,522,858        13.a
          (1) Noninterest-bearing(1)...........................................     6631           11,338,557        13.a1
          (2) Interest-bearing.................................................     6636           15,184,301        13.a2

      b.  In foreign offices, Edge and Agreement subsidiaries, and                  RCFN
                                                                                    ----
          IBFs (from Schedule RC-E, part II)...................................     2200           36,247,795        13.b
          (1) Noninterest bearing..............................................     6631              778,075        13.b1
          (2) Interest-bearing.................................................     6636           35,469,720        13.b2
14.   Federal funds purchased and securities sold under agreements
      to repurchase:                                                                RCFD 2800       2,276,371        14
15.   a. Demand notes issued to the U.S. Treasury                                   RCON 2840         310,767        15.a
      b. Trading Liabilities (from Schedule RC-D)..............................     RCFD 3548       2,104,757        15.b

16.   Other borrowed money:                                                         RCFD
                                                                                    ----
      a. With original maturity of one year or less............................     2332           18,245,377        16.a
      b. With original maturity of more than one year..........................     A547            2,298,488        16.b
      c. With original maturity of more than three years.......................     A548            1,845,898        16.c

17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding..................     2920              340,763        18.
19.   Subordinated notes and debentures........................................     3200            2,800,000        19.
20.   Other liabilities (from Schedule RC-G)...................................     2930          2,505,17520.
21.   Total liabilities (sum of items 13 through 20)...........................     2948           95,498,249        21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus............................     3838                    0        23.
24.   Common stock.............................................................     3230              200,858        24.
25.   Surplus (exclude all surplus related to preferred stock).................     3839            3,861,173        25.
26.a. Undivided profits and capital reserves...................................     3632          1,703,18026.a
   b. Net unrealized holding gains (losses) on available-for-sale
      securities...............................................................     8434            (  36,495)       26.b
   c. Accumulated net gains (losses) on cash flow hedges.......................     4336                  026.c
27.   Cumulative foreign currency translation adjustments......................     3284                1,573        27.
28.   Total equity capital (sum of items 23 through 27)........................     3210            5,730,289        28.
29.   Total liabilities, limited-life preferred stock, and equity
      capital (sum of items 21, 22, and 28)....................................     3300          101,228,538        29.

Memorandum

To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best           ------------------
    describes the most comprehensive level of auditing Number work performed for           N/A                     Number
    the bank by independent external                                                       RCFID 6724              M.1.
    auditors as of any date during 1996...............................................     ------------------

1 = Independent audit of the bank conducted in accordance with generally        4  =  Directors' examination of the bank
    accepted auditing standards by a certified public accounting firm which           performed by other external auditors (may be
    submits a report on the bank                                                      required by state chartering authority)
2 = Independent audit of the bank's parent holding company conducted in         5  =  Review of the bank's financial statements by
    accordance with generally accepted auditing standards by a certified public       external auditors
    accounting firm which submits a report on the consolidated holding company  6  =  Compilation of the bank's financial
    (but not on the bank separately)                                                  statements by external auditors
3 = Directors' examination of the bank conducted in accordance with generally   7  =  Other audit procedures (excluding tax
    accepted auditing standards by a certified public accounting firm (may be         preparation work)
    required by state chartering authority)                                     8  =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.